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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
The Macerich Company
Santa Monica, California

        We consent to the incorporation by reference in the Registration Statements on Form S-3 File Nos. 333-176762, 333-107063, 333-121630 and Form S-8 File Nos. 33-84038, 33-84040, 333-40667, 333-42309, 333-42303, 333-57898, 333-69995, 333-108193, 333-120585, 333-161371 and 333-00584 of our report dated February 26, 2010 (February 24, 2012 as to notes 3 and 17), relating to the consolidated financial statements and consolidated financial statement schedule of The Macerich Company and of our report dated February 26, 2010 relating to the consolidated financial statements and consolidated financial statement schedule of Pacific Premier Retail Trust, appearing in the Annual Report on Form 10-K of The Macerich Company dated February 24, 2012.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Los Angeles, California
February 24, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM